EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


This Agreement is made and entered into as of October 20, 2005, by and among PACIFIC STATE BANCORP, a California corporation ("PSBC") /("Employer") and Steven A. Rosso ("Employee").

WHEREAS, Pacific State Bancorp, a California Corporation, is a Bank holding company with one subsidiary, to wit: Pacific State Bank, a California banking corporation ("PSB"); and

WHEREAS, Employee is presently serving as President and Chief Executive Officer of Employer of both entities; and

WHEREAS, Employer recognizes that the contributions of Employee to the growth and success of Employer have been and will continue to be substantial and desires to assure Employer of the continued service of Employee, and Employee desires to continue in the employment of Employer;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Employer and Employee agree as follows:

Article 1. Term of Employment.

1.01 Employer employs Employee and Employee hereby accepts employment with Employer, upon the terms and conditions hereinafter set forth, for a period of five (5) years commencing on October 1, 2005, and ending on September 30, 2010 subject to the early termination provisions set forth below. The term of this agreement shall be automatically extended for additional one (1) year period, unless Employee or Employer gives written notice of non-renewal, not less than sixty (60) days prior to the end of the prior term.

"Employment Term" Defined

1.02 As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Employer and Employee.

Article 2. Duties and Obligations of Employee.

Employee shall serve as the President/Chief Executive Officer of Pacific State Bancorp and of Pacific State Bank. In his capacity as President/CEO he shall report to the Board of Directors in assuming responsibility for developing and implementing overall long-range objective, plans and policies, Strategic Planning, acquisitions, marketing and other major functions of the Company subject to approval of the Board of Directors. May serve as the principal representative of the Company with the press, major customers, community and industry associations, other businesses and regulatory agencies. Serve as voting member of Bank's Board of Director's Loan Committee (Mr. Rosso is the Vice Chairman of the Loan Committee), Executive Committee and a member of all other board committees (except Audit and Personnel/Executive Compensation Committee.
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Perform such duties as may, from time to time, be reasonably requested of him by the Board of Directors of Employee, including but not limited to the hiring and firing of all employees of the Employer. Subject at all times to the policies set by Employee's Board of Directors.

Devotion to Employer's Business.

2.02 (a) Employee shall devote his full time, ability, and attention to the business of Employer during the term of this contract.

(b) Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer's Board of Directors. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this agreement if those activities do not interfere with the service required under this agreement.

(c) This agreement shall not be interpreted to prohibit Employee from making passive personal investments or conduct private business affairs if those activities do not interfere with the services required under this agreement. It is recognized that the Employee is an owner of Corfino Homes Inc. with his spouse Linda Rosso, and from time to time, provides professional and financial support to the company. However, Employee shall not directly or indirectly acquire, hold, or retain any major interest in any business competing with or similar in nature to the business of Employer ,which would be considered in direct conflict with Employer.

Competitive Activities

2.03 During the term of this contract Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

Should Employee leave, by dismissal or voluntarily, the employ of Pacific State Bancorp, and subsequently engage in any competitive activity with the Company, Employee shall immediately resign from the Company's Board of Directors.

Uniqueness of Employee's Services

2.04 Employee hereby represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore expressly agrees that Employer, in addition to any other rights or remedies that Employer may posses, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Employee.

Indemnification for Negligence of Misconduct.

2.05 Employee shall indemnify and hold Employer harmless from all liability for loss, damage, or injury to persons or property resulting from the negligence or misconduct of Employee.

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Disclosure of Information

2.06 Employee shall not either before or after termination of this Agreement, disclose to anyone any information relating to Employer or any financial information, trade and business secrets of know-how germane to the business and operation of Employer. Employee recognizes and acknowledges that any financial information concerning any of Employer's customers, as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Employer's business. Employee shall not, either before or after termination of this Agreement, disclose to anyone said financial information or any part thereof, for any reason or purpose whatsoever.

Surety Bond.

2.07. The Employee agrees that he will furnish all information and take any other steps necessary to enable the Employer to obtain or maintain a fidelity bond conditional on the rendering of a true account by the Employee of all monies, goods, or other property which may come into the custody, charge, or possession of the Employee during the term of his employment. The Surety Company issuing the bond and the amount of the bond must be acceptable to the Employer. All premiums on the bond are to be paid by the Employer. If Employee cannot qualify for a surety bond at any time during the term of this Agreement, Employer shall have the option to terminate this Agreement immediately.

Article 3. Compensation

3.01 (a) As compensation for the services to be performed hereunder, Employee shall receive a salary at the current rate of $223,084.00 per annum, payable not less than once a month, during the employment term in monthly amounts of $18,590.00. Use of a company automobile, Country Club membership, service clubs, and other private clubs at the expense of the Company. The Employee shall have the right to participate in all employment benefits and retirement plans. The Employer will note the following additional compensation terms and benefits.

         (b) Employee shall receive such annual adjustments in salary as may be determined by Employer's Board of Directors in its sole discretion.

         (c) Club dues and other sundry benefits paid by the Company such as educational costs, mileage and expenses incurred on behalf of Pacific State Bancorp or Pacific State Bank.

Salary Continuation Agreement

3.02 See Addendum A executed and adopted September, 2003, by and between Pacific State Bancorp, (the "Employer") and Steven A. Rosso, (the "Employee").

Salary Continuation during Disability only

3 .03 If Employee for any reason becomes temporarily or permanently disabled so that he is unable to perform the duties prescribed herein, Employer agrees to pay Employee the difference between the amounts paid by State Disability Insurance of Workman's Compensation benefits and the rate of compensation as defined in paragraph 3.02 (a), for a period according to the following formula:

(a) The Employee is to utilize all accrued sick leave and vacation prior to salary continuation formula begins.

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(b) The Employer will continue salary for a maximum of six (6) months or
Employee's qualification for long-term disability benefits under Employer's paid insurance program, whichever first occurs.

(c) For purposes of this section "temporarily" shall be defined as follows: the inability of Employee to perform any work, for Employer or anyone else, in any capacity". When the Employee is disabled the Employee cannot work for anyone else without permission of the Board.

Exclusion

3.04 Employer shall have no obligation to make payments for a disability resulting from the deliberate, intentional actions of Employee, such as, but not limited to, attempted suicide and chemical dependency of Employee.

Article 4. Incentive Compensation Management Incentive Plan (annually approved)

4.01 Employer agrees to evaluate the performance of the President/CEO with regard to additional compensation for superior performance. Employer shall consider the overall performance including growth and profitability of the Company in determining whether the President/CEO and the Management Team are entitled to receive added compensation. The basis of granting such added compensation will be to reward the President/CEO and the Management Team for outstanding work and to provide an incentive for continued performance. However, Employer shall not be required to grant added compensation to the President/CEO and the Management Team. In the event that the Board of Directors establishes a fund for the purpose of the payment of additional compensation as contemplated, the President/CEO shall be solely responsible for the distribution of such funds to the Senior Management Team, subject to ratification by the Board of Directors. The President/CEO shall not be entitled to receive more than fifty percent (50%) of the fund.


(a) As soon as practical (annually), the Board of Pacific State Bancorp will establish the amount of total profit available for incentive compensation. These decisions will be predicated upon the preceding year's profit performance of the Bank. Profit performance is defined as after tax profits.

(b)Qualification under Pacific State Bancorp's incentive bonus plan, management must receive and maintain an aggregate Camel's Rating of (2) from either or both the Federal Reserve Board or the California Department of Financial Institutions. Incentive Bonus performance must be verified by the Company's auditors and approved by the Personnel/Executive Compensation Committee. The average minimum return on assets to realize a bonus, management must achieve 1% of average annual assets. Example is provided below as determined in 2004

Pacific State Bancorp Incentive Bonus Plan - Bank only
December 31, 2004

Audited net income                                         $ 3,167,607
Calculation of Minimum Net Income for Pool:
Average Assets per ITI Report                               55,503,000
Minimum return on average assets                                     1%
Floor on net income before bonus calculation               $ 1,916,273
                                                           -----------
Net income available for bonus pool                        $ 1,251,335
Bonus pool percentage                                               20%
Total available bonus pool                                 $   250,267
                                                           -----------

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Change in Control

4.02(a) In the event of a change in the control of the Company the Employer will grant to the Employee 5% of the total sale value at close of the transaction above the book value of the Company. The payment will be in cash or stock of the acquiring enmity. The assets to be received in the transaction will create a pool benefiting the three current senior personnel management; with the address "Employee" receiving at a minimum of 60% of the "Management" pool.

4.02(b) In the event of a change in the control of the Company in which the Company is not the surviving corporation, this Agreement shall terminate and Employee shall receive immediate vesting of all of Employee's Stock Options. The Employee will also, be entitled to one years' salary and health benefits for employee and family, and the fully vested Boli commencing on the closing date of the sale or control transfer date. This clause only comes into effect if employee does not assume the position of President and CEO of the new or reorganized enmity.

Plan Stock Option

4.03 Employer adopted a Stock Option Plan in 1987, which was amended in 1993. Employee has been awarded and not yet exercised options as follows (Dates & Prices vary): 110,000 Management Options Available @ $7.50 per share.

Article 5. Benefits

5.01 Employee shall be entitled to those Employee benefits to be enjoyed by the general employee benefit package adopted by Employer, for all Employees of Employer.

5.02 To the extent the general Employee benefit package is different, Employee shall have the following benefits:

Annual Vacation

5.03 Employee shall be entitled to five- (5) weeks vacation time each year without loss of compensation. Employee may be absent from his employment for vacation as long as such leave is reasonable and does not jeopardize his responsibilities and duties as President/CEO. The length of vacation should not exceed two (2) weeks without the approval of the Board of Directors. Employee must take at least two (2) consecutive weeks of vacation as required by the superintendent of Banks. In the event that Employee is unable for any reason to take the total amount of vacation time authorized herein during any year, he may not accrue that time and add it to vacation time for the following year. Vacation will be granted annually.

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Medical, Life Insurance Coverage

5.04 Employer shall provide to Employee and his dependents at a nominal cost to Employee the standard insurance coverage, or other Company paid insurance program.

Annual Physical

5.05 An annual physical must be taken. Employee shall follow the recommendations of physicians regarding Employees health. The results of these tests shall be made available to the personnel committee of the Board of Directors.

Article 6. Business Expenses

6.01 (a) It is understood and agreed by the parties that the services required for Employer will require Employee to incur entertainment expenses hereby agrees to and shall pay the Employee in such amounts and at such times as Employee shall request to meet such expenses.

(b) Employee shall, however, furnish to Employer adequate records and other documentary evidence required by Federal and State statutes and regulations for the substantiation of each such expenditure as an income tax deduction or other records as may be required by the Board of Directors.

(c) Employee is entitled to service club and. other club memberships at the discretion of both the Employer and Employee.

Article 7. Termination at the Will of Employer or the Regulatory Agencies

7.01 One of the primary needs of the Employer is to maintain flexibility in its upper management. Employer shall therefore have the right, at Employer's sole discretion, to terminate the employment of Employee at the will of Employer.

In the event of such termination Employee shall be entitled to severance pay as herein set forth, the severance pay shall be one full year of Employee's current annual salary. All health and welfare benefits are to be continued during the one-year period. As well, as the deferred compensation is to be paid/distributed to the Employee within six (6) months of termination date.

Termination for Cause

7.02 (a) Statutory Grounds for Termination. This Agreement shall terminate immediately upon the occurrence of any one of the following events, which are described in Sections 2920, 2921, 2924 and 2925 of the California Labor Code.

(1) The occurrence of circumstances that make it impossible or impractical for the business of the Employer to be continued.

(2) The death of the Employee.

(3) The loss by Employee of legal capacity.

(4) The loss by the Employer of legal capacity to contract.

(5) The willful breach of duty by the Employee in the course of his employment, unless waived by the Employer.

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(6) The habitual neglect by the Employee of his employment duties unless waived by the Employer.

(7) The continued incapacity on the part of the Employee under this Agreement, unless waived by the Employer.

(8) The unsatisfactory performance of duty by Employee as determined solely by the Board of Directors of Employer, subject to good faith, fair dealing and reasonableness by Employer and not as a result of arbitrary or capricious acts by Employer.

A. Effect of Termination for Cause on Compensation. In the event of the termination of this Agreement prior to the completion of the term of employment specified herein and for one of the causes enumerated in this paragraph, no severance pay is due or payable to Employee, except for salary to date of termination. This should exclude the event of death or incapability.

Article 8. General Provisions

Notices

8.01 Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses listed as follows: Employer:
Principal place of business or Headquarters1899 W. March Lane. Employee:
Principal place of business as shown in Employee's Personnel Records1899 W. March Lane; but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt mailed notices shall be communicated as of the date of mailing.

Arbitration

8.02 (a) Any controversy between Employer and Employee involving the construction or application of any of the terms, provision, or conditions of this agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

(b) Employer and Employee shall each appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties.

(c) The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators decide.

Attorney's Fees and Costs

8.03 If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary expenses in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

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Entire Agreement

8.04 This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this agreement acknowledges that no other representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valued or binding on either party.

Modification

8.05 Any modification of this agreement will be effective only if it is in writing and signed by the party to be changed.

Effect of Waiver

8.06 The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

Partially Invalidity

8.07 If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

Law Governing Agreement

8.08 This agreement shall be governed by and construed in accordance with the laws of the State of California.

Sums Due Deceased Employee

8.09 If Employee dies prior to the expiration of the term of his employment, any sums not limited to salary, deferred compensation or 401K benefits that may be due him from Employer under this agreement as of the date of death shall be paid to Employee's executors, administrators, heirs, personal representative, successors and assigns.

                        Validity of Employment Agreement

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above, and, as to Employer, by an officer of Employer duly authorized by appropriate resolution of its Board of Directors.

       This Employment Agreement dated October 1, 2005 supersedes/replaces the September, 2003 Employment Agreement.

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         Executed on October 20, 2005 at Stockton California

         PACFIC STATE BANCORP

                        By: /s/ STEVEN A. ROSSO
                            ---------------------------------
                            Steven A. Rosso
                            President/Chief Executive Officer


                        By: /s/ STEVEN J. KIKUCHI
                            ---------------------------------
                            Steven J. Kikuchi
                            Personnel Committee, Chair

                        By: /s/ HAROLD HAND
                            ---------------------------------
                            Harold Hand
                            Chairman of the Board


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